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FORM 8-A

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO
SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE
ACT OF 1934

SLM CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE (State of incorporation or organization)	52-2013874 (IRS Employer Identification No.)
11600 Sallie Mae Drive Reston, Virginia (Address of principal executive offices)	20193 (zip code)

        Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
6% Senior Notes due December 15, 2043	New York Stock Exchange, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-107132

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant's Securities to be Registered.

        This registration statement relates to the registrant's 6% Senior Notes due December 15, 2043. The notes are described in the registrant's Prospectus, dated August 6, 2003, under the heading "Description of Debt Securities" and in the registrant's Prospectus Supplement, dated December 4, 2003, under the heading "Description of the Notes". The Prospectus and Prospectus Supplement were filed with the Securities and Exchange Commission pursuant to Rule 424(b)(5) under the General Rules and Regulations under the Securities Act of 1933 on December 8, 2003. Such description of the notes is incorporated herein by reference.

Item 2. Exhibits

3.1
Amended and Restated Certificate of Incorporation of SLM Corporation (incorporated by reference to Exhibit 4.4 of the registrant's pre-effective amendment no. 1 to registration statement on Form S-3/A (File No. 333-107132)).

3.2
Bylaws of SLM Corporation (incorporated by reference to Exhibit 3.2 of the registrant's annual report on Form 10-K for the period ended December 31, 2000 (File No. 1-13251)).

4.1
Indenture, dated as of October 1, 2000, between the registrant and The Chase Manhattan Bank, N.A., now known as JPMorgan Chase Bank (incorporated by reference to Exhibit 4.1 to the registrant's current report on Form 8-K filed with the Commission on October 5, 2000 (File No. 001-13251)).

4.2
Officers' Certificate establishing the terms of the registrant's 6% Senior Notes due December 15, 2043 (incorporated by reference to Exhibit 4.1 to the registrant's current report on Form 8-K filed with the Commission on December 19, 2003 (File No. 001-13251)).

4.3
Form of Global Note for $300,000,000 of the registrant's 6% Senior Notes due December 15, 2043 (incorporated by reference to Exhibit 4.2 to the registrant's current report on Form 8-K filed with the Commission on December 19, 2003 (File No. 001-13251)).

SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

SLM CORPORATION (Registrant)
Date: December 19, 2003	By:	/s/ MARY F. EURE Mary F. Eure Secretary

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INFORMATION REQUIRED IN REGISTRATION STATEMENT
SIGNATURE